Exhibit 99

October 2011

Cabela's Credit Card Master Note Trust		CABMT 09-1	CABMT 10-1	CABMT 10-2	CABMT 11-2
Deal Size		$500M	$300M	$250M	$300M
Expected Maturity		3/15/2012	1/15/2015	9/15/2015	6/15/2016

Portfolio Yield		20.39%	20.39%	20.39%	20.39%
LESS: Base Rate		5.19%	3.23%	3.32%	3.35%
Gross Charge-offs		2.59%	2.59%	2.59%	2.59%

Excess Spread:	Oct-11	12.61%	14.57%	14.48%	14.45%
	Sep-11	12.00%	14.00%	14.02%	13.99%
	Aug-11	12.61%	14.59%	14.56%	14.54%

3 Month Average Excess Spread		12.41%	14.39%	14.35%	14.33%

Delinquencies	30 to 59 days	0.37%	0.37%	0.37%	0.37%
	60 to 89 days	0.27%	0.27%	0.27%	0.27%
	90+ days	0.26%	0.26%	0.26%	0.26%
	Total	0.89%	0.89%	0.89%	0.89%

Principal Payment Rate		40.30%	40.30%	40.30%	40.30%

Total Payment Rate		41.98%	41.98%	41.98%	41.98%

Month End Principal Receivables		$2,810,049,131	$2,810,049,131	$2,810,049,131	$2,810,049,131

Return to Form 8-K